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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          DELL COMPUTER CORPORATION
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:


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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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                   [DELL COMPUTER CORPORATION LETTERHEAD]





June, 9, 1997

Dear ______:

Since your organization is a substantial investor in the Common Stock of Dell Computer Corporation, we are enclosing with this letter a copy of our Annual Report and the proxy statement for our upcoming Annual Meeting of Shareholders on Friday, July 18, 1997. Knowing that your shares are held through a custodian bank and that the normal path of distribution of these items could result in some delay, we thought you would appreciate receiving your personal copy of the materials at the same time they are being sent to holders of record.

Any comments or questions you may have concerning the proposals described in the proxy statement are welcome, and I would very much appreciate the opportunity to discuss them with you personally. Please feel free to call me at
(512) 728-8671 or Robert Williams at (512) 728-7570.

On behalf of our Board of Directors and management of Dell Computer Corporation, thank you for your continued interest and support.

Best Regards,

/s/ DONALD D. COLLIS

Donald D. Collis
Vice President, Investor Relations

Enclosures
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                   [DELL COMPUTER CORPORATION LETTERHEAD]




June 9, 1997

Dear Colleague:

As a participant in the Dell Employee Stock Purchase Program, you are an investor in the Common Stock of Dell Computer Corporation. Your ownership interest entitles you to vote on proposals that will be brought before shareholders at the Company's annual meeting on July 18, 1997. To facilitate your voting, we have enclosed a proxy card on which you may indicate your vote, a proxy statement describing the proposals to be voted on and an annual report on Form 10-K. We would like to encourage you to promptly complete, sign and mail the proxy card to American Stock Transfer and Trust, the Company's stock transfer agent. This action will ensure that your vote gets counted at the annual meeting.

As a result of your participation in the Dell 401(k) program or other stock ownership plans, you should receive a copy of the company's 1997 Annual Report. If you do not receive an Annual Report and would like one, you may obtain a downloadable version via the Internet at:
http://www.us.dell.com/dell/investor/annurep.

If you have any questions concerning the proposals described in the proxy statement, please feel free to call me at (512) 728-8671 or Robert Williams at
(512) 728-7570.

Thank you for your prompt attention to these documents.

Best Regards,

/s/ DONALD D. COLLIS

Donald D. Collis
Vice President, Investor Relations

Enclosures
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                   [DELL COMPUTER CORPORATION LETTERHEAD]




June 9, 1997

Dear Colleague:

As a participant in the Dell 401(k) plan, the plan trustee holds shares of Dell Common Stock for your account. Under the terms of the plan, the trustee will vote those shares in accordance with your instructions at the Company's annual meeting on July 18, 1997. To facilitate this process, we have enclosed a proxy card on which you may indicate your voting instructions, a proxy statement describing the proposals to be voted on and an Annual Report. We would like to encourage you to promptly complete, sign and mail the proxy card to American Stock Transfer and Trust, the Company's stock transfer agent. This action will ensure that your vote gets counted at the annual meeting.

If you have any questions concerning the proposals described in the proxy statement, please feel free to call me at (512) 728-8671 or Robert Williams at
(512) 728-7570.

Thank you for your prompt attention to these documents.

Best Regards,

/s/ DONALD D. COLLIS

Donald D. Collis
Vice President, Investor Relations

Enclosures